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                                                                    EXHIBIT 99.1

                       STERLING CHEMICALS FILES CHAPTER 11
                      TO FACILITATE FINANCIAL RESTRUCTURING

             RECEIVES COMMITMENT FOR UP TO $195 MILLION IN FINANCING

                    CANADIAN OPERATIONS UNAFFECTED BY FILING



         HOUSTON, TEXAS - JULY 16, 2001 - STERLING CHEMICALS HOLDINGS, INC.
(STXX) and Sterling Chemicals, Inc. (collectively, the "Company" or "Sterling") today announced that, in order to facilitate a financial restructuring, they and most of their U.S. subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas. The entities included in the Chapter 11 filings own and operate the Company's manufacturing facilities in Texas City, Texas, Pace, Florida and Valdosta, Georgia. The Company's foreign subsidiaries, including those in Canada, Australia and Barbados, are not included in and will not be affected by the Chapter 11 filings.

         The Chapter 11 filings were driven by the Company's inability to meet its funded debt obligations over the long term, largely brought about by higher raw material and energy costs and by weak demand for petrochemicals caused by the recent declines in worldwide general economic conditions. The Chapter 11 filings will allow the Company to access additional working capital and significantly reduce its overall debt, while continuing to operate its business in the ordinary course and in compliance with its long-standing commitment to the health and safety of its employees and the communities in which it operates.

         Frank P. Diassi, Sterling's Chairman of the Board, said, "We initiated the Chapter 11 process as a first step in creating a new and improved Sterling. Our operations will continue without interruption and we will continue to meet our commitments to employees and customers. Moreover, our high standards for environmental, health and safety performance will not be compromised in any respect."

         David G. Elkins, President of Sterling, said, "With help from our professional advisors, we conducted a thorough and careful review of all our available options and concluded that a reorganization under Chapter 11 is the best way for us to significantly enhance the financial and competitive strength of the Company. We expect to emerge from this reorganization with a much improved and viable capital structure that will allow us to maximize the value of our assets and position the Company for future profits and growth. The Chapter 11 process provides a legal framework that allows us to put our


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financial house in order without disrupting our day-to-day business operations or our on-going dealing with employees, suppliers and customers."

         Sterling also announced that it has received commitments for up to $195 million in debtor-in-possession (DIP) financing from a group of lenders led by The CIT Group/Business Credit, Inc. The DIP financing will be used to repay the Company's existing revolvers and fund the Company's post-petition operating expenses, as well as supplier and employee obligations throughout the reorganization process. Under the DIP financing, $155 million will be immediately available subject to customary funding conditions and bankruptcy court approval. Availability of the remaining $40 million under the DIP financing is subject to certain other conditions.

         In addition, Sterling announced that its principal Canadian subsidiary, Sterling Pulp Chemicals, Ltd., has received commitments from a syndicate of lenders led by CIT Business Credit Canada, Inc. for the Canadian dollar equivalent of a US $30 million credit facility. The initial advance under this facility, approximately US $20 million, will be indirectly paid to Sterling to discharge a portion of an inter-company debt of the Canadian subsidiary. The remainder of the credit facility, approximately US $10 million, will be available to the Canadian subsidiary for its own general corporate purposes, including providing capital for its previously announced new sodium chlorate plant to be built in Australia.

         Paul G. Vanderhoven, Sterling's Chief Financial Officer, said, "The DIP financing, together with the $20 million of additional liquidity to be funded by the Canadian financing, will give us an opportunity to develop an improved capital structure as well as fund operations during the restructuring process, including paying for goods and services going forward."

         The Company emphasized that the reorganization process will have minimal impact on day-to-day business operations, which will continue as usual and without interruption. Vendors will be paid for all goods and services provided after filing, and transactions that occur in the ordinary course of business will continue as before. No plant closures or employee layoffs are expected as a result of today's filings. Employees will be paid their normal wages, and benefit programs will continue uninterrupted. Employee interests in Sterling's pension plans and savings investment plan are held in trust and protected by law.

         As the Company's Canadian subsidiaries are not included in the Chapter 11 filings, all of their creditors, including vendors, will be paid their claims in the ordinary course of business, irrespective of whether the claims arose prior to or after the Chapter 11 filings. The Canadian subsidiaries own and operate the Company's Canadian pulp chemicals manufacturing facilities in Grande Prairie, Alberta; Saskatoon, Saskatchewan; Thunder Bay, Ontario; Vancouver, British Columbia; Buckingham, Quebec and headquarters in Toronto, Ontario. They will also continue to pay, in the ordinary course of business, all wages, benefits and other employee obligations.


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         Mr. Diassi added, "Sterling remains committed to providing the highest quality products and services that our customers and strategic partners have come to expect. With continuing support from our valued employees and our suppliers and vendors, we will carry on our daily operations without interruption and in the safest environment possible for all concerned. We have a leading market position in each of our four primary products, and our petrochemicals and pulp chemicals facilities are among the most cost competitive and safest facilities in North America. Our objective is to create a new capital structure that will support the Company during prolonged cyclical downturns as well as fund the Company's future growth. Some of our competitors may try to capitalize on today's announcement, but we want to reassure all our customers and suppliers that Sterling's world class operations will continue."

         The Company expects to commence discussions with representatives of holders of its various debt securities in pursuit of a consensus on an overall financial restructuring.

         Based in Houston, Texas, Sterling Chemicals Holdings, Inc. is a holding company that, through its operating subsidiaries, manufactures petrochemicals, acrylic fibers and pulp chemicals, and provides large-scale chlorine dioxide generators to the pulp and paper industry. Sterling has a petrochemicals plant in Texas City, Texas; an acrylic fibers plant in Santa Rosa County, Florida; and pulp chemical plants in Grande Prairie, Alberta; Saskatoon, Saskatchewan; Thunder Bay, Ontario; Vancouver, British Columbia; Buckingham, Quebec and Valdosta, Georgia.

                                      # # #

The information in this news release relating to matters that are not historical facts constitutes forward-looking information covered by the safe harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking information is based upon current information and expectations regarding Sterling and its subsidiaries. The estimates, forecasts and statements contained in or implied by the forward-looking information speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to evaluate and predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted by or in the forward-looking information. Important factors that could cause actual results to differ materially from what is expressed, implied or forecasted by or in the forward-looking information include the timing and extent of changes in commodity prices and global economic conditions, industry production capacity and operating rates, the supply-demand balance for Sterling's products, competitive products and pricing pressures, increases in raw materials costs, the ability to obtain raw materials and energy resources from third parties at reasonable prices and on acceptable terms, federal and state regulatory developments, Sterling's high financial leverage, the availability of skilled personnel and operating hazards attendant to the industry, as well as other risk factors discussed in Sterling's filing with the Securities and Exchange Commission, including Sterling's annual Report of Form 10-K and Quarterly Reports on Form 10-Q. Sterling assumes no obligation to update the information contained in this press release.